UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December  21, 2010

USChina Channel Inc.

(Name of Small Business Issuer in its Charter)

 _____Nevada                         7389                       20-4854568

(State or Other      (Primary Standard Industrial       (I.R.S. Employer

Jurisdiction           Classification Code Number)      Identification No.)

Of Organization)

665 Ellsworth Avenue, Connecticut, 06511

      Tel: (203) 844-0809

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________

ITEM 8.01   OTHER EVENTS.

      On December 21, 2010, the Board of Directors of our company made decision: to purchase 1,265,456 shares of common stock of China Bull Management Inc on par value $0.0001 per share for aggregate price of $126.55.

      The share offering of China Bull Management Inc to USChina Channel is relative to the two companies’ close relations of the sole control interests of Andrew Chien, not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

      These purchased shares will distribute to the shareholders of our company on one to one basis that is every outstanding share of USChina Channel will get one share distribution of China Bull Management Inc as a special dividend, or gift from the Company.

      The distribution of these shares will follow the rules of Article V. Section 2 of By-Laws of USChina Channel, which gave every shareholder rejection right in distributing shares of China Bull Management Inc.

      The record day of the shareholders of our company for the distribution is December 31, 2010.

      USChina Channel also will fill Form 10b-17 following FINRA Rule 6490 for this distribution.

      China Bull Management Inc is a private company, registered in Nevada on December 20, 2010, owned by Andrew Chien, without any assets and liabilities. Before the purchase, there is no share outstanding of China Bull Management Inc.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2010	USChina Channel Inc. (Registrant)

                                       /s/ Andrew Chien_______

                                       Andrew Chien, Chairman